Exhibit 99.B(d)(24)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

Dated June 30, 2005, as amended July 8, 2009

SEI INSTITUTIONAL INTERNATIONAL TRUST

International Equity Fund

SEI Investments Management Corporation		Quantitative Management Associates LLC

By:	/s/ Aaron C. Buser	By:	/s/ Scott Hayward

Name:	Aaron C. Buser	Name:	Scott Hayward

Title:	VP	Title:	CEO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

Dated June 30, 2005, as amended July 8, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

International Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional International Trust International Equity Fund and the average daily value of the Assets of any other International SEI mutual fund or account (each an “International Fund”, collectively the “International Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.  Each International Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International Funds managed by Sub-Adviser (as set forth below).

X.XX% per annum of the average daily value of the Assets on the first $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million and up to $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million and up to $X billion

X.XX% per annum of the average daily value of the Assets over $X billion

As of the effective date of this Schedule B the International Funds are as follows:

•              SEI Institutional Investments Trust International Equity Fund;

•              SEI Institutional Investments Trust World Equity Ex-US Fund;

•              SEI Institutional Investments Trust Screened World Equity Ex-US Fund;

•              SEI Institutional International Trust International Equity Fund;

•              SEI Canada EAFE Equity Fund;

•              SEI Global Master Fund plc the Global Developed Markets Equity Fund; and

•              SEI Global Investments Fund plc the Global Developed Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation		Quantitative Management Associates LLC

By:	/s/ Aaron C. Buser	By:	/s/ Scott Hayward

Name:	Aaron C. Buser	Name:	Scott Hayward

Title:	VP	Title:	CEO